ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

 (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	ARTHUR KAPLAN COSMETICS, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSJ BUSINESS SOLUTIONS, INC.
Name
		1350 E. FLAMINGO SUITE 3101	LAS VEGAS	NV	89119
		Street Address	City	ST	Zip Code

		Optional Mailing Address	City	ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000	Par value: $.001	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. ARTHUR KAPLAN
Name
		56C Page Street	Cahanna	OH	43230
		Street Address	City	ST	Zip Code
2.
Name

		Street Address	City	ST	Zip Code
3.
Name

		Street Address	City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be: To engage in any lawful act or activity for which corporations by be organized uner the general corpration law et' al.

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	CAROLYNE S. JOHNSON	/S/ CAROLYNE S. JOHNSON
		Name	Signature
		1350 E. FLAMINGO SUITE 3101	LAS VEGAS	NV	89119
		Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/S/ CAROLYN S. JOHNSON		6/25/2007
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07